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                                                                   Exhibit 21.1

                            REGISTRANT'S SUBSIDIARIES

Following is a list of the Registrant's subsidiaries and the state of incorporation or other jurisdiction.

                                                    State of Incorporation or
                 Name of Subsidiary                    Other Jurisdiction
-------------------------------------------      -------------------------------

   ABC Bancorp Capital Trust I                   State of Delaware
   American Banking Company                      State of Georgia
   Moultrie Holding Company, Inc.                State of Delaware
   Moultrie Real Estate Holdings, Inc.           State of Delaware
   Heritage Community Bank                       State of Georgia
   Quitman Holding Company, Inc.                 State of Delaware
   Quitman Real Estate Holdings, Inc.            State of Delaware
   Bank of Thomas County                         State of Georgia
   Thomas Holding Company, Inc.                  State of Delaware
   Thomas Real Estate Holdings, Inc.             State of Delaware
   Citizens Security Bank                        State of Georgia
   Citizens Holding Company, Inc.                State of Delaware
   Citizens Real Estate Holdings, Inc.           State of Delaware
   Cairo Banking Company                         State of Georgia
   Cairo Holding Company, Inc.                   State of Delaware
   Cairo Real Estate Holdings, Inc.              State of Delaware
   Southland Bank                                State of Alabama
   Southland Real Estate Holdings, Inc.          State of Alabama
   Central Bank & Trust                          State of Georgia
   Cordele Holding Company, Inc.                 State of Delaware
   Cordele Real Estate Holdings, Inc.            State of Delaware
   First National Bank of South Georgia          The Comptroller of the Currency
   First National Holding Company, Inc.          State of Delaware
   First National Real Estate Holdings, Inc.     State of Delaware
   Merchants & Farmers Bank                      State of Georgia
   M&F Holding Company, Inc.                     State of Delaware
   M&F Real Estate Holdings, Inc.                State of Delaware
   Tri-County Bank                               State of Florida
   Tri-County Holding Company, Inc.              State of Delaware
   Tri-County Real Estate Holdings, Inc.         State of Delaware
   First Bank of Brunswick                       State of Georgia

Each subsidiary conducts business under the name listed above.